Exhibit 10.1
NVR, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
Originally Effective January 1, 1994
Amended and Restated Through January 1, 2002

Execution Copy

Execution Copy
NVR, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
(Originally Effective January 1, 1994
As Amended and Restated Through January 1, 2002)
1. NAME AND EFFECTIVE DATE
1.1 Name of the Plan.
     NVR, Inc. (the “Company”) maintains the NVR, Inc. Employee Stock Ownership Plan (the “Plan”), originally effective January 1, 1994, for the benefit of its eligible Employees and the Employees of any Affiliated Company that adopts the Plan in accordance with the terms of the Plan.
1.2 Purpose of the Plan.
     The Plan is designed to invest primarily in the capital stock of the Company (“Stock,” as further defined in Section 2). To facilitate investments by the Plan in Stock, the trustee (the “Trustee”) for the Plan and its related trust (the “Trust”) is authorized to obtain loans and other extensions of credit to finance the acquisition of Stock if directed to do so by the Company. Those loans and extensions of credit, which shall be referred to as “Acquisition Loans,” as further defined in Section 2, may be secured by the shares of Stock acquired with the proceeds of those Acquisition Loans.
     The Company intends the Plan to constitute a stock bonus plan established pursuant to section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and intends the Plan to be funded with contributions by the Employer that qualify for the income tax deduction provided under Code Section 404. The Company also intends the Plan to constitute an employee stock ownership plan under section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and, to the extent that the acquisition of Stock is financed through one or more Acquisition Loans, intends the Plan to constitute an employee stock ownership plan under Code Section 4975(e)(7). The term “Employer” as used in this Plan includes the Company and any Affiliated Company (as defined in Section 2) that adopts the Plan and becomes a party to the Plan and any Trust Agreement for the Plan with the approval of the Board of Directors of the Company.

1.3 Restatement of Plan.
     The Company desires to amend and restate the provisions of the Plan, as set forth herein, effective through January 1, 2002, to reflect various changes, including but not limited to the laws governing the Plan.
     Unless an earlier effective date is indicated in this document as required by ERISA or the Code, the rights of any person whose status as a Member terminated before January 1, 2002 shall be determined pursuant to the Plan, as in effect on the date such employment terminated, unless a subsequently provision of the Plan is made applicable to such person.

2. DEFINITIONS
2.1 Definitions
          In this Plan the initially capitalized words shall have the following meanings unless the context clearly requires otherwise:
          “Acquisition Loan” means a loan (or other extension of credit) made to the Trustee for the purpose of financing the acquisition of Stock pursuant to and in accordance with the Plan. An Acquisition Loan, if any, shall constitute an extension of credit to the Trust Fund from a “party in interest” (as defined in ERISA Section 3(14)) and fall within the scope of the exemptions set forth in ERISA Section 408(b)(3) and Code Section 4975(d)(3).
          “Administrator” means the person or persons designated by the Company pursuant to Section 10 to administer the Plan. In the absence of any designation, the Company shall serve as Administrator through designated representatives and agents.
          “Affiliated Company” means any member of a controlled group of corporations of which the Employer is a member, or an unincorporated trade or business or affiliated service group which is under common control with the Employer as determined in accordance with Code Sections 414(b), 414(c) and 414(m) and regulations issued thereunder, or any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations promulgated thereunder.
          “Authorized Leave of Absence” means any absence authorized by the Employer under its standard personnel practices, provided that all Employees are treated alike in the authorization of absences.
          “Beneficiary” means the person or persons or trust or estate designated by a Member pursuant to the NVR, Inc. Profit Sharing Plan to receive any death benefit which may be payable under this Plan, or if the NVR Inc. Profit Sharing Plan has been terminated and there is no successor plan, the persons designated by the Member in accordance with Section 8.12 of the Plan.
          “Board of Directors” means the board of directors of NVR, Inc.
          “Break in Service” means a period of time commencing on the Member’s Severance Date and ending on the date (if any) on which the Member returns to active employment as an Employee.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Committee” means the Profit Sharing Committee appointed by the Board of Directors to act on behalf of the Company in administering the Plan as provided in Section 10.

          “Company” means NVR, Inc. and its successors.
          “Compensation” means gross compensation paid during a Plan Year and shall include all salary, bonuses, wages, Voluntary Salary Reduction Contributions to the NVR, Inc. Profit Sharing Plan, Post-Tax Voluntary Contributions to the NVR, Inc. Profit Sharing Plan, salary reduction contributions made to the NVR, Inc. Flexible Benefit Plan (or successor plan), overtime and commissions paid to a Member by the Employer, and other similar payments, but shall not include expenses and reimbursements, the value of noncash trips or prizes, credits and benefits under the NVR, Inc. Profit Sharing Plan (other than Voluntary Salary Reduction Contributions and Post-Tax Voluntary Contributions), any excess contributions made under this Plan which are returned to a Member, or amounts contributed by the Employer to any employee pension, welfare, or health insurance plan, or any taxable income to a Member attributable to any present or future stock or deferred compensation plans. For purposes of Section 6.4, in the case of a Member whose Employment Date is on or after July 2, “Compensation” for the Plan Year in which the Member first qualifies for membership under Section 3 shall include Compensation paid to such Member by the Employer for the period commencing with the Member’s Employment Date and ending on December 31 of the Plan Year that is previous to the Plan Year that the Member first qualifies for membership. For each Plan Year, the amount of a Member’s compensation that exceeds the Code Section 401(a)(17) limit shall not be a part of Compensation. For the Plan Year commencing January 1, 2002, this dollar limit is $200,000.
          “Effective Date” means January 1, 2002, the date as of which this amendment and restatement is effective, provided however, the provisions of this amended and restated Plan are effective as early as January 1, 1997 where reference is made to an earlier effective date.
          “Eligible Employee” means an Employee of an Employer who is paid on the U.S. payroll of the Employer, except any Employee:
          (a) Who is included in a unit of Employees covered by a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining and which does not expressly provide for his or her participation in the Plan;
          (b) Who is a leased employee (within the meaning of Code Section 414(n)); or
          (c) Who is a nonresident alien and who is not receiving any U.S. source income from an Employer.
          An Eligible Employee shall not include any individual:
          (a) Who pursuant to an agreement between an Employer and a leasing organization is performing services for the Employer but who does not otherwise constitute a leased employee;

          (b) Who is not classified by an Employer as an Employee (including, but not limited to, an individual classified as an independent contractor) even if such individual is later determined to be an Employee; or
          (c) Who is subject to a written agreement that provides that such individual shall not be eligible to participate in the Plan.
          If, during any period, the Employer has not treated an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Eligible Employee for that period, even in the event that the individual is later determined, retroactively, to have been an Employee during all or any portion of that period.
          “Eligible Member” means, for any Plan Year, a Member who during the Plan Year is an Eligible Employee, completes at least 1,000 Hours of Service and is an Employee on the last day of the Plan Year or, if terminated prior to the end of the Plan Year, terminated due to death, Permanent and Total Disability (determined in accordance with Section 8.2) or retirement.
          “Employee” means any person who receives remuneration for personal services rendered to the Employer or an Affiliated Company or who would receive such remuneration except for an Authorized Leave of Absence. The term Employee includes any person who is a “leased employee” of the Employer (within the meaning of Code Section 414(n)).
          “Employer” means the Company, its respective successors, and each other corporation or business entity which has adopted this Plan for the benefit of its Employees in the manner set forth in Section 12.5.
          “Employer Contributions” means the contributions made by the Employer to the Plan pursuant to Section 4.1(a).
          “Employment Date” means the first day an Employee completes one Hour of Service following employment or reemployment.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          “Five Percent Owner” means a Member who owns more than five percent (5%) of the voting rights or value of the Company or any Affiliated Company. The Committee shall determine which Members are Five Percent Owners in accordance with Code Section 416(i)(1)(B)(i) and the regulations thereunder.
          “Financed Shares” means shares of Stock acquired by the Trust Fund with the proceeds of an Acquisition Loan, whether or not pledged as collateral to secure the repayment of that Acquisition Loan.

          “Fiscal Year” means the Employer’s accounting year of twelve calendar months, which is a calendar year.
          “Forfeiture” means the portion of a Member Account which is forfeited due to termination of employment before full vesting.
          “Hour of Service” means each hour (1) for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer or an Affiliated Company during a Plan Year (including periods of vacation, jury duty, sickness, disability or Authorized Leave of Absence for which an Employee is paid or entitled to payment), and (2) for which back pay (irrespective of mitigation of damages) has either been awarded or agreed to by an Employer or an Affiliated Company; provided that hours shall not be credited under both (1) and (2) above. As an alternative to crediting Hours of Service on an hour for hour basis, Hours of Service may be credited to all Employees in a consistent manner at the rate of ten (10) hours per day if at least one Hour of Service would have been credited during that day. In any event, no more than 501 Hours of Service shall be credited under this Section on account of any single continuous period during which an Employee performs no duties, and no Hours of Service shall be credited if the payments are made or due either (a) under a Plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance law, or (b) to reimburse an Employee solely for medical or medically related expenses incurred by the Employee. Except as specifically provided herein, Hours of Service shall be credited as provided in Department of Labor Regulation Section 2530.200b-2. The provisions of the Department of Labor Regulation Sections 2530.200b-2(b) and (c) are incorporated herein by reference.
          Any Employee who (i) is absent from work by reason of pregnancy, birth of a child, placement of a child in connection with the adoption by the Employee of such a child or for purposes of caring for such a child during the period beginning immediately upon such birth or placement, (ii) does not otherwise receive credit for such period under the preceding paragraph, and (iii) furnishes the Committee in a timely manner with a written statement of the number of days of absence and that such absence was for a purpose described above shall receive credit for the number of hours which normally would have been credited to such individual but for such absence, or in the event that the Committee is unable to determine such number of hours, 8 hours of service per day of absence; provided, that the number of hours credited by reason of any such birth or placement shall not exceed 501. Hours of Service to be credited pursuant to this paragraph shall be credited to the year in which the absence begins, if the Employee would be prevented from incurring a One Year Break in Service in such year solely because of the crediting of the hours attributable to such absence or, in any other case, to the immediately succeeding year.
          Notwithstanding any other provision to the contrary, Hours of Service will be credited in accordance with the requirements of Code Section 414(u) and the Family Medical Leave Act.

          If the Board of Directors so determines in its discretion, for purposes of Sections 3.1 and 8.4, the term “Hour of Service” shall include service that is performed by an individual on behalf of a corporation or other business entity prior to the date such entity adopts the Plan in accordance with Section 12.5, provided such service would be credited as Hours of Service if performed for an Employer.
          “Lay-off” means the elimination of the Employee’s job by the Employer or the Affiliated Company under circumstances in which company policy or a collective bargaining agreement confers recall rights.
          “Member” means any Employee or former Employee who is participating in this Plan or has any interest in the Trust Fund.
          “Member Account” means the separate account maintained for each Member that represents the Member’s total interest in the Trust Fund, which account shall be divided into two sub-accounts: the Stock Account and the Other Investments Account.
          “NVR, Inc. Profit Sharing Plan” means the NVR, Inc. Profit Sharing Plan (formerly called the Profit Sharing Plan of NVR, Inc. and Affiliated Companies), as amended from time to time.
          “One Percent Owner” means a Member who owns more than one percent (1%) of the Company or any Affiliated Company. The Committee shall determine which Members are One Percent Owners in accordance with Code Section 416(i)(1)(B)(ii) and the regulations thereunder.
          “Other Investments Account” means the sub-account of a Member Account that reflects the Member’s interest in the Plan attributable to assets of the Trust Fund other than Stock.
          “Plan” means the NVR, Inc. Employee Stock Ownership Plan consisting of this document, as now in effect or hereafter amended from time to time.
          “Plan Year” means each 12-month period commencing January 1, and ending December 31.
          “Permanent and Total Disability” means a physical or mental condition occurring after an Employee becomes a Member and while employed by the Employer, resulting from bodily injury, disease, or mental disorder that permanently prevents the Member from performing the normal duties for which he or she is employed. The disability of a Member shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Members.
          “Retirement Date” means the Member’s sixtieth (60th) birthday.

          “Required Beginning Date” means the latest date benefit payments shall commence to a Member. Such date shall mean:
          (a) With regard to a Member who is not a five-percent owner (within the meaning of Code Section 416(i)), the April 1 that next follows the later of (i) the calendar year in which the Member turns age 70 1/2, or (ii) the calendar year in which the Member ceases to be an Employee; and
          (b) With regard to a Member who is a five-percent owner (within the meaning of Code Section 416(i)), the April 1 that next follows the calendar year in which the Member attains age 70 1/2.
          A Member shall be considered a five-percent owner for this purpose if such Member is a five-percent owner with respect to the Plan Year in which he or she attains age 70 1/2.
          “Severance Date” means the earlier of (a) the date the Employee quits, retires, dies or is discharged or otherwise involuntarily terminated in a manner that does not constitute a Lay-off or (b) the day next following a period of twelve (12) consecutive months during which the Employee remained continuously absent from active employment as an Employee for reason other than quit, retirement, death, discharge or other non-Lay-off involuntary termination, such as, for example, Authorized Leave of Absence, military leave as defined under Code Section 414(u) or Lay-off. The Severance Date for an Employee who is absent from active employment on account of long-term disability (within the meaning of the Employer’s long-term disability policies) shall be the day next following twelve (12) consecutive months of the absence on account of the disability.
          Solely for purposes of determining whether an Employee has commenced a Break in Service, in the case of a Member who is absent from work by reason of the Member’s pregnancy, by reason of the birth of the Member’s child, by reason of the placement of a child with the Member in connection with the child’s adoption by the Member or for purposes of caring for a child beginning immediately after such birth or placement, the Severance Date means the second anniversary of the first day of such absence. The preceding sentence shall apply only if a Member demonstrates to the Employer on a timely basis that his or her absence is caused by one of the specified reasons. The period between the first and second anniversaries of the first day of such absence is neither counted towards a Year of Service nor counted towards a Break in Service.
          “Stock” means shares of common stock issued by NVR, Inc., that are readily tradable on an established securities market or that otherwise constitute “employer securities” within the meaning of Code Section 409(1) and “qualifying employer securities” within the meaning of Code Section 4975(e)(8) and ERISA Section 407(d)(5).

          “Stock Account” means the sub-account of a Member Account that reflects the Member’s interest in Stock that is held in the Trust Fund.
          “Total Break in Service” means, with respect to a Member who upon ceasing to be an Employee is not vested in his or her Member Account, a Break in Service that is not less than the greater of (a) sixty (60) consecutive months or (b) the number of Years of Service (including fractional periods) completed by the Member prior to such Break in Service.
          “Trust” means the Trust maintained in accordance with the Trust Agreement, as it amended from time to time.
          “Trust Agreement” means the Trust Agreement for the Plan, entered into by the Company with the Trustee, or as the same may hereafter be further amended from time to time.
          “Trust Fund” means the Stock, cash, and other assets of the Plan held by the Trustee for the benefit of the Members and their Beneficiaries pursuant to the Trust Agreement.
          “Trustee” means the trustee under the Trust Agreement and its successors in trust selected by the Board of Directors.
          “Valuation Date” means each business day of each Plan Year.
          “Year of Service” means a credit used to determine a Member’s vested percentage under Section 8.3 hereof. A Member’s Years of Service shall be determined by dividing the number of full calendar months in the period of eligibility service (defined below) by twelve (12). Any partial month in a period of eligibility service shall be converted to a fraction of a year by dividing the number of days in such partial month by 360. A Member’s period of eligibility service shall begin on his or her Employment Date and shall end on the Member’s Severance Date. A Member’s period of eligibility service includes any Authorized Leave of Absence and any military leave as defined by Code Section 414(u). In determining a Member’s period of eligibility service, the following rules shall be applied:
          (a) In the case of an Employee who quit, was discharged or retired during a leave of absence of twelve (12) months or less and then performs an Hour of Service within twelve (12) months of the date on which the Employee commenced the leave of absence, eligibility service shall include the period commencing as of the date of the Employee’s quit, discharge or retirement. Otherwise, in the case of an Employee who quit, retired, or was discharged, his or her period of eligibility service shall include the period following such quit, retirement, or discharge, if he or she is rehired as an Employee within twelve (12) months after the date he or she first became absent from active employment (whether by reason of such quit, retirement, or discharge or any other reason);

          (b) In the case of an Employee who incurred a Total Break in Service, any periods of eligibility service prior to any such Total Break in Service, shall be disregarded. Otherwise, in the case of a re-employed Employee, all of his or her separate periods of eligibility service shall be aggregated and treated as a single continuous period of eligibility service;
          (c) If the Board of Directors so determines in its discretion, for purposes of Section 8.4, the term eligibility service shall include Service that is performed by an individual on behalf of a corporation or other business entity prior to the day such entity adopts the Plan in accordance with Section 12.5, provided such service would be credited as eligibility service if performed for an Employer; and
          (d) An Employee’s period of eligibility service shall be determined by the Employer on the basis of employment records or on such other reasonable and nondiscriminatory basis as it may adopt. The Employer, pursuant to written rules, may recognize as eligibility service any period not otherwise described in this definition, subject to such conditions and limitations it may adopt.

3. MEMBERSHIP
3.1 Eligibility.
     (a) An Employee shall become a Member on the later of his or her Employment Date or the date the Employee becomes an Eligible Employee.
     (b) In the case of a corporation or other business entity that adopts the Plan on or after March 1, 1999 under the provisions of Section 12.5, any individual who was an employee of such organization immediately prior to the date of such adoption will become a Member on the date his employer adopts the Plan if the Board of Directors so determines in its discretion and if the individual otherwise is an Eligible Employee under this Plan and has satisfied the criteria of Section 3.1(a).
     (c) In the event another entity is or will be merged or consolidated with the Company or an Employer on or after March 1, 1999, or if the Company or an Employer acquires or will acquire all or substantially all of the assets or outstanding voting stock of another entity on or after that date, any individual who is an employee of the merged or acquired entity immediately prior to such event and who becomes an Employee of the Company or Employer as part of such acquisition, merger or consolidation, will become a Member on the date he or she becomes an Eligible Employee and otherwise satisfies the criteria of Section 3.1(a) if the Board of Directors so determines in its discretion.
3.2 Notice.
     The Employer shall give notice to every Eligible Employee, before he or she becomes an Eligible Member for the first time, of the existence of this Plan and of such Eligible Employee’s participation therein. Such notice shall be given within such period and in such form as is required by law.
3.3 Reemployment.
     An Employee who was a Member, but who ceased to be a Member shall be entitled to again become a Member as of the Employment Date coinciding with the Member’s reemployment as an Eligible Employee.

4. CONTRIBUTIONS
4.1 In General.
     (a) Employer Contributions. For each Plan Year during which the Plan is in effect, an amount determined from time to time by the Board of Directors, in its sole discretion, that shall be contributed to the Plan on behalf of the Eligible Members. Employer Contributions under the Plan are made by the Company.
     (b) Required Contributions. Notwithstanding the foregoing, however, the aggregate Employer Contributions for a Plan Year must not in any event exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404, except as required pursuant to Section 4.3 below. The aggregate Employer Contributions for a Plan Year, however, must equal or exceed the sum of any required principal and interest payments on all Acquisition Loans.
4.2 Form and Time of Employer Contributions.
     Employer Contributions, if any, for each Plan Year shall be paid to the Trustee at such times as the Employer may determine; however, all Employer Contributions and Matching Contributions must be paid to the Trustee no later than the time prescribed by law, including permitted extensions of time, for the filing of the Employer’s federal income tax return for the Fiscal Year with respect to which the Employer Contributions is made. Employer Contributions may be paid to the Trustee in cash, in shares of Stock (including Treasury shares or authorized but unissued shares), or other property, as determined by the Board of Directors in its sole discretion; provided, however, that Employer Contributions shall be paid to the Trustee in cash in such amounts and at such times as may be needed to provide the Trust Fund with cash sufficient to pay any currently maturing debt service obligation (including interest as well as principal) of the Trust Fund with respect to any outstanding Acquisition Loans. If and to the extent that Employer Contributions are made in shares of Stock, the value of the shares of such Stock for purposes of determining the amount of Employer Contributions shall be determined in accordance with paragraphs (a) and (b).
     (a) If there is a generally recognized market for the Stock, the value of the shares of Stock is either (i) the price of the Stock prevailing on a national securities exchange that is registered under Section 6 of the Securities Exchange Act of 1934 or (ii) if the Stock is not traded on a national securities exchange, a price no less favorable to the Plan than the offering price for the Stock as established by the current bid and asked prices quoted by persons independent of NVR, Inc., and of any party in interest (within the meaning of ERISA Section 3(14)).
     (b) If there is no generally recognized market for the stock, the value of the shares of Stock shall be the fair market value of the shares at the time of transfer of the shares to the Plan, determined in good faith and based upon all relevant factors as of the date of the transfer, which good faith determination shall be based upon an appraisal independently arrived at by an independent appraiser (within the meaning of Code Section 401(a)(28)(C).

4.3 Omission of Eligible Employee; Inclusion of Ineligible Employee.
     If for any Plan Year any Eligible Employee who should be included as a Member in the Plan is erroneously omitted and discovery of that omission does not occur until after Employer Contributions to the Plan by the Employer for the Plan Year has been made and allocated as provided for in Section 6.4, a later Employer Contribution shall be made to the Plan with respect to that omitted Employee in the amount, if any, that would have been allocated to that Employee had he or she not been omitted. The contribution must occur without regard to whether or not it is deductible (in whole or in part) by the Employer under the applicable provisions of the Code. If for any Plan Year any Employee or other person who should not have been included as a Member in the Plan is erroneously included as a Member and discovery of that inclusion does not occur until after the Employer Contribution for that Plan Year has been made and allocated, the Employer is not entitled to recover the contribution made for that ineligible person, regardless of whether or not a deduction is available for that contribution. In such event, the amount that was contributed for that ineligible person shall be forfeited from the ineligible person’s Account for the Plan Year in which the erroneous inclusion is discovered and is reallocated within a reasonable period thereafter to Members eligible to share in the allocation of Employer Contributions for the Plan Year in which the forfeiture occurs.
4.4 Member Contributions.
     No Member is required or permitted to make contributions to this Plan.

5. INVESTMENT OF TRUST ASSETS; ACQUISITION LOANS
5.1 Investment of Trust Fund.
     The Plan is designed to invest primarily in Stock. The Trustee shall invest the Trust Fund in accordance with the Trust Agreement and the applicable provisions of the Code, ERISA, and any other laws affecting tax qualified pension benefit plans designed to qualify as employee stock ownership plans. The Trustee may purchase shares of Stock in the open market (including from former Members and Beneficiaries) or from the Employer, as the Company determines appropriate; provided, however, that no shares of Stock purchased with the proceeds of an Acquisition Loan shall be purchased from the Employer (other than the Company) or any Affiliate. All purchases of shares of Stock by the Trustee shall be made at prices that do not exceed the fair market value of such shares, as determined in good faith by the Trustee in accordance with Section 4.2.
5.2 Acquisition Loans.
     The Company may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition by the Trust Fund of shares of Stock or to repay a prior Acquisition Loan. An Acquisition Loan may be made by a “party in interest” (as defined in ERISA Section 3(14)) and may be guaranteed by the Company or one or more Affiliates. Any Acquisition Loan must be primarily for the benefit of the Members and their Beneficiaries. In furtherance of the foregoing, the interest rate payable with respect to any Acquisition Loan and the price of any Stock to be acquired with the proceeds thereof must not be such that the Trust Fund might be “drained off” (as such term is used in the applicable regulations under Code Section 4975), and the terms of any Acquisition Loan, whether or not the lender is a “party in interest” (as defined in ERISA Section 3(14)), must at the time such Acquisition Loan is made be at least as favorable to the Trust Fund as the terms of a comparable loan resulting from arm’s length negotiations between independent parties.
     An Acquisition Loan must be for a specific term, must bear a reasonable rate of interest, and must not be payable upon demand except in the event of a default; however, if the lender of the Acquisition Loan is a “disqualified person” within the meaning of Code Section 4975(e)(2), the Acquisition Loan must be payable upon demand in the event of a default only to the extent of any default in any required payments due and payable under that Acquisition Loan (without regard to any rights of acceleration on the part of the lender). An Acquisition Loan may be secured by a collateral pledge of the Financed Shares acquired with the proceeds of that Acquisition Loan (or any prior Acquisition Loan repaid with the proceeds from the Acquisition Loan). No other assets of the Trust Fund (including any other shares of Stock held as part of the Trust Fund) may be pledged as collateral for an Acquisition Loan, and no Acquisition Loan lender shall have recourse against the Plan, the Trustee, or any assets of the Trust Fund, other than the Financed Shares pledged to secure such Acquisition Loan and not released from that pledge as provided in this Section 5.2. Any pledge of Financed Shares as collateral for an Acquisition Loan shall provide that the value of the Financed Shares that are subject to that pledge and are transferred in satisfaction of the Acquisition Loan upon a default on that Acquisition Loan must not exceed the amount of that default. Any pledge of Financed Shares as collateral for an Acquisition Loan must also provide for the release of the Financed Shares so pledged on a pro-rata basis as principal and interest on such Acquisition Loan is paid by the Trustee.

     Unless the Trustee elects to apply the special rule for releasing Financed Shares under Treasury Regulation Section 54.4975-7(b)(8)(ii), the number of Financed Shares to be released from any such pledge in any Plan Year will be determined by multiplying (i) the total number of Financed Shares subject to that pledge immediately prior to the release for such Plan Year by (ii) a fraction, the numerator of which is the amount of principal and interest paid on that Acquisition Loan for the Plan Year and the denominator of which is the sum of the numerator plus all principal and interest to be paid with respect to that Acquisition Loan for all future years of the term of that Acquisition Loan (without regard to any possible extensions or renewal periods). For purposes of the preceding sentence, in the event that the interest rate payable with respect to such Acquisition Loan is variable, the interest to be paid in future years shall be determined using the interest rate in effect on the last day of the Plan Year for which the determination is made.
     If the Trustee elects to apply the special rule for releasing Financed Shares, the number of Financed Shares to be released from encumbrance is determined solely with reference to principal payments. The following requirements shall apply if the Trustee elects to apply the special rule for releasing Financed Shares: (i) the acquisition Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of the amount for ten years; (ii) the interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (iii) the special rule shall become inapplicable from the time that by reason of a renewal, extension, or refinancing the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period, and the duration of a new Acquisition Loan exceeds ten years.
     Payments of principal or interest on any Acquisition Loan must be made by the Trustee (as directed by the Administrator) only from: (i) Employer Contributions paid in cash to enable the Trustee to repay the Acquisition Loan, (ii) any earnings of the Trust Fund attributable to such Employer Contributions, (iii) any cash dividends received by the Trust Fund on Financed Shares pledged to secure the repayment of the Acquisition Loan and any cash dividends on Stock already allocated to Member Accounts under the Plan, to the extent the Trustee allocates additional Stock to the Member Accounts in accordance with Code Section 404(k)(2)(B), and (iv) the proceeds from any sale of Financed Shares held in the Acquisition Loan Suspense Account (as defined in Section 6.2). Payments of principal or interest for any Acquisition Loan during any Plan Year must not exceed (x) the sum of the following for that Plan Year and all prior Plan Years: the aggregate Employer Contributions paid in cash to enable the Trustee to repay one or more Acquisition Loans; any earnings of the Trust Fund attributable to such Employer Contributions; any cash dividends received by the Trust Fund on Financed Shares pledged to secure one or more Acquisition Loans and any cash dividends on Stock already allocated to Member Accounts under the Plan, to the extent the Trustee allocates additional Stock to the Member Accounts in accordance with Code Section 404(k)(2)(B); and the proceeds from any sale of Financed Shares held in the Acquisition Loan Suspense Account (as defined in Section 6.2), less (y) all payments of principal or interest made with respect to Acquisition Loans in earlier Plan Years.

6. MEMBER’S ACCOUNTS
6.1 Maintenance of Member Accounts.
     The Administrator must establish and maintain in the name of each Member a Member Account, which shall be composed of two sub-accounts: a Stock Account and an Other Investments Account. The Administrator must credit to the Member Accounts as of each Valuation Date all amounts allocated to each Member as described in the remainder of Section 6.
6.2 Stock Accounts: Acquisition Loan Suspense Account.
     (a) The Stock Account for each Member must be credited annually, or more frequently as determined by the Committee, with (i) the Member’s allocable shares of Stock (including fractional shares) attributable to Employer Contributions (including contributions in kind) or earnings thereon or with amounts held in the Member’s Other Investments Account and (ii) with any stock dividends received during the Plan Year on Stock allocated to the Member’s Stock Account or Other Investments Account. Forfeitures of Stock occurring during the Plan Year are credited to Eligible Members’ Member Accounts annually.
     (b) Any Financed Shares acquired with the proceeds of an Acquisition Loan or a prior Acquisition Loan refinanced with a new Acquisition Loan, whether or not pledged to secure repayment of an Acquisition Loan, must be credited to a separate account (the “Acquisition Loan Suspense Account”) and not to any Stock Account. A number of shares of Stock equal to the number of Financed Shares released from the pledge securing the repayment of an Acquisition Loan, as provided for in Section 5.2 (or, in the case of Financed Shares credited to the Acquisition Loan Suspense Account that are not pledged to secure repayment of an Acquisition Loan, that would have been so released had those Financed Shares been so pledged), must be withdrawn from the Acquisition Loan Suspense Account as of the Valuation Date for the Plan Year for which the release occurs (or would have occurred) and must be allocated to the Member Accounts of the Members as of that Valuation Date in the manner provided for in Section 6.4.
6.3 Other Investments Account.
     The Other Investments Account maintained for each Member shall be credited (or debited) on each Valuation Date (i) with the Member’s allocable share of the net income (or loss) of the Trust Fund, (ii) with any cash dividends received during the Plan Year on Stock allocated to the Member’s Stock Account, and (iii) with Employer Contributions made in cash. Each Other Investments Account will be debited for its share of any cash payments made for the acquisition of Stock or for the repayment of principal and interest on an Acquisition Loan. Forfeitures from Other Investment Accounts will be credited to Eligible Members’ Member Accounts annually.

6.4 Allocations to Member Accounts.
     The allocations to Member Accounts for each Plan Year, subject to Sections 6.5 and 6.6, must occur in accordance with this Section 6.4. The Employer must provide the Administrator with all the information required by the Administrator to make a proper allocation in accordance with this Section 6.4.
     (a) Employer Contributions. Employer Contributions for any Plan Year shall be allocated proportionately among the Eligible Members as of the last day of such Plan Year in the following manner:
          The amount of each Eligible Member’s share of Employer Contributions for each Plan Year shall be separately determined by dividing the Eligible Member’s Compensation by the aggregate amount of Compensation paid to all Eligible Members who are entitled to share in such Contributions, respectively, and multiplying the quotient by the amount of the Employer Contribution, if any, for that Plan year.
          Compensation for purposes of this Section 6.4 means the Compensation paid to a Member for the portion of the Plan Year during which the Member is eligible to participate under the Plan. As determined by the Board of Directors in its discretion, Compensation for purposes of this Section may include any amounts received by a Member from their employer prior to the date such employer adopts the Plan in accordance with Section 12.5 if such amounts would have been included as Compensation for the Plan Year if the Member was employed by an Employer.
          To the extent that the Employer Contribution made for any Plan Year is applied to purchase Stock or is applied to pay principal or interest on an Acquisition Loan, with the result that shares of Stock are released from the Acquisition Loan Suspense Account, the shares of Stock so purchased or released shall be allocated among the Member Accounts of the Members in the same manner and proportion as Employer Contributions would be allocated. To the extent that Employer Contributions made for any Plan Year is not applied to purchase Stock or to pay principal or interest on an Acquisition Loan, the Employer Contributions shall be allocated among the Member Accounts of the Members in the manner set forth above.
     (b) Forfeitures. As of the last day of the Plan Year, any amounts that became Forfeitures since the last day of the prior Plan Year shall be allocated among the Eligible Member Accounts by dividing each Eligible Member’s Compensation by the aggregate amount of Compensation paid to all Eligible Members who are entitled to share in such Forfeitures, respectively, and multiplying the quotient by the amount of the Forfeitures, if any, for that Plan Year.
          In the event the allocation of Forfeitures provided for herein shall cause the “annual addition” (as defined in Section 6.5(a)) to any Member Account to exceed the amount allowable by the Code, the excess amount shall be reallocated as additional Forfeitures among all other Members who otherwise share in the allocation of Forfeitures for such Plan Year.

          Only Compensation paid to a Member for the portion of the Plan Year during which the Member is eligible to participate under the Plan shall be considered for purposes of determining a Member’s allocable share of Forfeitures. To the extent that any Forfeitures for any Plan Year consist of Stock, such Stock shall be allocated to the Stock Accounts of the Members sharing in such Forfeitures in the manner set forth above. Any Forfeitures from Other Investments Accounts shall be allocated among the Other Investments Accounts of the Members sharing in such Forfeitures in the manner set forth above.
          As determined by the Board of Directors in its discretion, Compensation for purposes of this Section may include any amounts received by a Member from their employer prior to the date such employer adopts the Plan in accordance with Section 12.5 if such amounts would have been included as Compensation for the Plan Year if the Member was employed by an Employer.
     (c) Dividends. Any stock dividends received with respect to Stock must be credited pro rata to the Member Accounts (or, in the case of Financed Shares securing the repayment of an Acquisition Loan, to the Acquisition Loan Suspense Account) to which the corresponding shares of Stock on which the stock dividends are received are allocated as of the record date for which the stock dividends are declared.
          Any cash dividends received on shares of Stock allocated to the Stock Accounts as of the record date on which the dividends are declared shall be allocated to the Member Accounts of the Members to whose Member Accounts those shares of Stock are allocated as of the record date for which such cash dividends are declared, unless the cash dividends are applied to pay principal or interest on an Acquisition Loan as described in Code Section 404(k)(2)(A)(iii). Any cash dividends received on shares of Stock either not allocated to Member Accounts or not allocated to the Acquisition Loan Suspense Account as of the record date for which the dividends are declared shall be included in the computation of net income (or loss) of the Trust Fund and allocated as set forth in Section 6.4(d) below; however, to the extent that any cash dividends on Stock held under the Plan are applied to pay principal or interest on an Acquisition Loan, with the result that shares of Stock are released from the Acquisition Loan Suspense Account, the shares of Stock so released must be allocated among the Stock Accounts of the Members in the same proportion that the balance of the Member Account of each Member bears to the balance of the Member Accounts of all Members, determined in each case as of the immediately preceding Valuation Date (reduced in each case by the amount of any distributions from any Member Accounts since that Valuation Date).
     (d) Net Appreciation (or Depreciation) of the Value of the Trust Fund. As of each Valuation Date, before the allocation of any contributions as of such date, any net appreciation (or net depreciation) in the value of the Trust Fund (taking into account expenses of the Plan, and excluding cash dividends on shares of Stock allocated to the

Stock Accounts of the Members as of the record date for which those dividends are declared, cash dividends on shares of Stock allocated to the Acquisition Loan Suspense Account as of the record date for which the dividends are declared to the extent that those dividends are applied to pay principal or interest on an Acquisition Loan, and any other amount applied to pay principal or interest on an Acquisition Loan) must be allocated among the Stock Accounts and the Other Investments Accounts of the Members in the same proportion that the balances of the Stock Account and the Other Investments Account of each Member bears to the aggregate balance of the Stock Accounts and Other Investments Accounts of all the Members, determined in each case as of the immediately preceding Valuation Date (reduced in each case by the amount of any distributions from such Member Accounts since the preceding Valuation Date). As of each Valuation Date the Trustee shall charge the Member Accounts of each Member with an allocable share of the expenses incurred by the Plan since the previous Valuation Date, using the method that the Trustee deems reasonable and equitable under the circumstances, consistent with the overall intent that general expenses of the Plan should be shared ratably in accordance with the relative balances of each of the Member Accounts and any sub-accounts of the Member Accounts and that special expenses attributable to a particular component of the Plan should be attributed to the component of the Plan that gave rise to the expenses.
     (e) Members Whose Employment Terminates During Plan Year. Notwithstanding anything set forth in this Section 6.4 to the contrary, a Member whose employment terminates with the Employer during the Plan Year for any reason or whose employment terminated at any earlier time but has not yet received a distribution of that Member’s entire interest under the Plan shall share in the allocations provided for in Sections 6.4(c) and 6.4(d), regardless of whether or not the Member received Compensation during the Plan Year or of the number of Hours of Service that the Member completed during that Plan Year.
6.5 Maximum Benefit and Contribution Limitations — In General.
     (a) Definitions. For purposes of this Section 6.5, the following words and phrases shall have the meanings set forth in clauses (i) through (iii).
          (i) “Annual Addition” means, with respect to a Member, the sum of:
               (1) the amount of the Employer Contributions allocated to the Member’s Member Account under this Plan and all employer contributions made on the Member’s behalf to all other Defined Contribution Plans (as defined below) for that Plan Year; however, to the extent permitted by Code Section 415(c)(6), the portion, if any, of the Employer Contribution applied to pay interest on one or more Acquisition Loans not later than the time prescribed by law (including permitted extensions of time) for filing the Employer’s federal income tax return for the Fiscal Year for which the Employer Contribution is made shall not be taken into account for purposes of this clause (1);
               (2) the sum of all of the Member’s employee contributions to all Defined Contribution Plans for the Plan Year;

               (3) the sum of the Member’s allocable share of all forfeitures under all Defined Contribution Plans for the Plan Year; however, to the extent permitted by Code Section 415(c)(6), forfeitures shall not be taken into account for purposes of this clause (3) to the extent that the forfeitures consist of shares of Stock purchased with the proceeds of one or more Acquisition Loans under this Plan; and
               (4) any amount described in Code Sections 419A(d)(2) or 415(l)(1) for the Plan Year, except that the limitations on annual additions shall not apply to any contributions for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419(f)(2)) which otherwise would be treated as an annual addition.
          (ii) “Defined Benefit Plan” means any employee pension plan established by the Employer or any Affiliated Corporation and qualified under Code Section 401, other than a Defined Contribution Plan.
          (iii) “Defined Contribution Plan” means the Plan and any employee pension plan established by the Employer or any Affiliates and qualified under Code Section 401 that provides for an individual account for each Member and for benefits based solely on the amounts contributed to the Member’s account, any income, expenses, gains, and losses, and any forfeitures of accounts of other Members that are allocated to the Member’s account.
     (b) Combining of Plans. For purposes of the limitations of this Section 6.5, all Defined Benefit Plans (whether or not terminated) of the Employer and all Affiliates are treated as one Defined Benefit Plan, and all Defined Contribution Plans (whether or not terminated) of the Employer and all Affiliates are treated as one Defined Contribution Plan.
     (c) Limitation for this Plan. Regardless of any other provision of this Plan, the total of the Annual Addition for a Member for any Plan Year shall not exceed the following amounts:
          (i) For Plan Years before January 1, 2002, the lesser of thirty thousand dollars ($30,000) (as adjusted pursuant to Code Section 415(d)), or 25% of the Compensation of such Member for that Plan Year.
          (ii) For Plan Years beginning after December 31, 2001, the lesser of forty thousand dollars ($40,000) (as adjusted pursuant to Code Section 415(d)) or 100% of the Compensation of such Member for that Plan Year.
          If for any Plan Year the limitation of this Section 6.5(c) is exceeded for any Member, then to the extent necessary to eliminate the excess, after first applying the relevant provisions of all other Defined Contribution Plans that are applicable in the event any such excess arises, the amount of Employer Contributions allocated to the

Member Account of that Member is reduced and the amount of the reduction is allocated and reallocated to the Member Accounts of the other Members as provided for in Section 6.4(a) above to the extent possible without causing the limitations of this Section 6.5(c) to be exceeded for those other Members, and to the extent that the amount of any such reduction cannot be allocated to the Member Accounts of the other Members by reason of those limitations, the unallocated amount is credited to and held in a “suspense account” and is allocated and reallocated to the Member Accounts of the Members for the next Plan Year pursuant to Section 6.4(a) before the allocation of the Employer Contributions for that Plan Year.
     (d) Limitation on Benefits if Covered under this Plan and a Defined Benefit Plan. For Plan Years beginning prior to December 31, 1999, in addition to the limitation in Section 6.5(c), if a Member in this Plan is also included in a Defined Benefit Plan maintained by the Employer or an Affiliate, the maximum amount that may be allocated to the Member’s Member Account in any Plan Year and the Member’s projected annual benefit under the Defined Benefit Plan are limited as follows:
          (i) First, there shall be computed for the Defined Contribution Plan for each Plan Year a fraction (the “Defined Contribution Fraction”), the numerator of which is the sum of all of the Annual Additions under this Plan and under all other Defined Contribution Plans determined as of the close of such Plan Year and the denominator of which is the sum of the lesser of the following amounts for such Plan Year and for each prior Plan Year of the Member’s employment with the Employer or an Affiliate:
               (1) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(l)(A) (determined without regard to Code Section 415(c)(6)) for that Plan Year, or
               (2) the product of 1.4 multiplied by 25% of the Member’s compensation (as defined in Code Section 415(c)(3)) for that Plan Year;
          (ii) Second, there shall be computed for the Defined Benefit Plan for each Plan Year a fraction (the “Defined Benefit Fraction”), the numerator of which is the Member’s projected annual benefit (within the meaning of Code Section 415(e)(2)(A)) under the Defined Benefit Plan determined as of the close of such Plan Year and the denominator of which is the lesser of the following amounts:
               (1) the product of 1.25 multiplied by $90,000 (as adjusted as of January 1 of each calendar year by the Commissioner of Internal Revenue for that calendar year pursuant to Code Sections 415(b)(1)(A) and 415(d)) or
               (2) the product of 1.4 multiplied by 100% of the Member’s average compensation for the Member’s high three years of membership in the Defined Benefit Plan (as defined in Code Section 415(b)(3)).

          (iii) Third, the Defined Contribution Fraction and the Defined Benefit Fraction for such Plan Year must be totaled and if the resulting sum is more than one, then to the extent necessary to produce a Defined Contribution Fraction and a Defined Benefit Fraction for the Plan Year that when added together will equal one, the Administrator must take the actions listed below in the indicated order.
               (1) Apply the relevant provisions of all Defined Benefit Plans that are applicable in the event that any such excess arises.
               (2) Apply the relevant provisions of all other Defined Contribution Plans that are applicable in the event that any such excess arises.
               (3) Reduce the amount of Employer Contributions allocated to the Member Account of such Member to the extent necessary to eliminate such excess, and allocate and reallocate the amount of any such reduction to the Member Accounts of the other Members as provided for in Section 6.4(a), to the extent possible without causing the limitations of this Section 6.5(d) to be exceeded for such other Members, and to the extent that the amount of any such reduction cannot be allocated to the Member Accounts of the other Members by reason of such limitations, to credit such unallocated amount to a “suspense account” and to allocate and reallocate such amount to the Member Accounts of the Members for the next Plan Year pursuant to Section 6.4(a) before the allocation of Employer Contributions for such Plan Year.
6.6 Allocations after Nonrecognition Sale to ESOP.
     (a) Application of Section. The provisions of this Section 6.6 apply to Stock acquired by the Plan in a sale to which the special nonrecognition rules in Code Section 1042 apply and limit other allocation provisions in this Plan.
     (b) No accrual. No portion of the assets held under the Plan attributable to or allocable in lieu of Stock described in Section 6.6(a) may accrue or be allocated directly or indirectly under any employee stock ownership plan maintained by the Employer or an Affiliate to the benefit of a person described in clauses (i) through (iii).
          (i) During the Nonallocation Period (as defined in Section 6.6(c)), no accrual or allocation may occur for the benefit of a taxpayer who elected to apply the nonrecognition rules to a sale of Stock under Code Section 1042.
          (ii) Except as provided in Section 6.6(d), during the Nonallocation Period, no accrual or allocation may occur for the benefit of an individual who is related (within the meaning of Code Section 267(b)) to a person described in clause (i).
          (iii) No accrual or allocation may occur for the benefit of any person who owns (after applying the constructive ownership rules in Code Section 318(a), but without regard to the employee trust exception in Code Section 318(a)(2)(B(i)) more than twenty-five percent of any class of outstanding stock or more than twenty-five percent of the total value of any class of outstanding stock of the Company or of any corporation that is a member of the controlled group (within the meaning of Code Section 409(1) (4)) of the Company.
     (c) Nonallocation Period. The Nonallocation Period is the period beginning on the date of the sale of the Stock to the Plan and ending on the later of the date that is ten years after the date of the sale, or the date of the Plan’s allocation attributable to the final payment of acquisition indebtedness incurred in connection with that sale.
     (d) Lineal descendants. The prohibition under Section 6.6(b)(ii) does not apply to an individual who satisfies both (i) and (ii) of this Section 6.6(d).
          (i) The individual is a lineal descendant of the taxpayer who elected to apply the nonrecognition rules to a sale of Stock under Code Section 1042.
          (ii) The aggregate amount allocated to the benefit of all lineal descendants described in (i) during the Nonallocation Period does not exceed five percent of the Stock (or the amounts allocated in lieu of Stock) held by the Plan that are attributable to a sale to the Plan by any person related (within the meaning of Code Section 267(c)(4)) to those descendants through a nonrecognition transaction described in Code Section 1042.
     (e) Twenty-five percent shareholders. For purposes of this Section 6.6, a person does not own more than twenty-five percent of a corporation if the person fails the percentage-ownership requirement at any time during the one-year period ending on the date of the sale of the Stock to the Plan or if the individual fails the percentage-ownership requirement on the date as of which the acquired Stock is allocated to the Member’s Member Accounts.

7. VOTING RIGHTS; EXPENSES; STOCK PURCHASE RIGHTS, ETC.
7.1 Voting Rights.
     Each Member shall have the right to direct the Trustee as to the manner in which to vote shares (including fractional shares) of Stock allocated to the Member’s Member Account (“Allocated Shares”), and the Trustee shall vote the shares of Stock in accordance with the respective Member’s directions, to the extent not inconsistent with Section 403(a) of ERISA. With respect to any fractional shares allocated to any Member’s Member Account, the Trustee is deemed to have voted the fractional shares in accordance with the directions of the Members if it votes the combined fractional shares allocated to the Members’ Member Accounts to the extent possible to reflect the directions of the voting Members. Each Member is a named fiduciary under the Plan for purposes of directing the Trustee as to the voting of Allocated Shares.
     If, and to the extent that, a Member fails to direct the Trustee to vote the Allocated Shares, the Trustee shall vote those shares. The Trustee shall vote shares of Stock that are not Allocated Shares (“Unallocated Shares”) held as part of the Trust Fund but not required to be allocated to the Members’ Member Accounts (including, for example, shares of Stock allocated to the Acquisition Loan Suspense Account or to the “suspense accounts” provided for in Sections 6.5(c) and 6.5(d)(iii)(3)).
     The Company shall furnish or cause to be furnished to the Trustee and to Members appropriate notices and information statements when the voting rights of this Section 7.1 are to be exercised. The notices and information statements shall conform to the requirements of applicable federal and state law and by the Company’s articles of incorporation and by-laws.
     Any other rights with respect to shares of Stock that are held as part of the Trust Fund that are ordinarily exercisable by the holders of shares of Stock, including for example, without limitation, any dissenters’ appraisal rights or a decision whether or not to tender shares of Stock in response to a tender offer therefore, must be exercised by the Trustee in a manner consistent with the voting right requirements of this Section 7.1.
7.2 Expenses.
     (a) Expenses of Administration and Operation. All expenses of establishing and administering the Plan and the Trust Fund (including, without limitation, compensation payable to the Trustee under the terms of the Trust Agreement, reasonable expenses, including legal fees and disbursements, incurred by the Employer, the Administrator, the Committee and the Trustee related to establishing and administering the Plan and the Trust Fund, and all taxes of any kind that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund or the income thereof) are charged to and paid out of the Trust Fund, in accordance with ERISA, unless and to the extent that the Employer elects to pay all or any portion of those expenses. Such expenses charged to and paid out from the Trust Fund shall be taken into account in computing the net appreciation (or depreciation) of the Trust Fund for purposes of Section 6.4(e). No payment by the Employer of any of the expenses of establishing and administering the Plan and the Trust Fund shall be deemed to constitute the Employer Contribution for purposes of the Plan.

     (b) Transaction Costs. Brokerage commissions, stamp and transfer taxes, and other charges ordinarily incurred in connection with the purchase or sale of Stock and securities that are paid or incurred by the Trustee in connection with the purchase or sale of Stock held as part of the Trust Fund shall be considered to constitute either an additional cost of Stock purchased for the Trust Fund or a reduction of the proceeds from the sale of Stock from the Trust Fund, as the case may be, and not an expense within the scope of Section 7.2(a). Notwithstanding anything to the contrary contained herein, no brokerage commissions may be paid from the Trust Fund with respect to transactions between the Employer or an Affiliate and the Trust Fund involving the sale, purchase, or transfer of Stock, and stamp and transfer taxes and other charges with respect to such transactions shall be paid from the Trust Fund only if, and to the extent that, an independent party dealing at arm’s length with such Employer or Affiliate in a similar transaction would ordinarily pay such taxes or other charges.
7.3 Stock Purchase Rights, Warrants, and Options.
     Subject to Section 7.1, any stock purchase rights, warrants, purchase options, and other similar rights issued with respect to Stock that are held as part of the Trust Fund shall be exercised by the Trustee to the extent that the Trustee determines that the exercise of such rights, warrants, or options would be more beneficial to the Trust Fund than the purchase of shares of Stock in the open market. In furtherance of that authorization, the Trustee may apply any Employer Contribution (to the extent that the Employer Contribution is made in cash and is not required to make a payment of interest or principal due with respect to an outstanding Acquisition Loan) to exercise those rights, warrants, or options. To the extent that the Trustee determines that cash is not available in the Trust Fund to exercise those rights, warrants, or options, the Trustee may sell shares of Stock or other assets held as part of the Trust Fund and apply the proceeds thereof to exercise such rights, warrants, or options, or the Trustee may sell such rights, warrants, and options and apply the proceeds thereof in accordance with Section 6.4.

8. DISTRIBUTION OF BENEFITS
8.1 Retirement; Form of Benefits.
     Subject to the exception described in Section 8.1(c), a Member shall be entitled to take a distribution of vested benefits at any time after the Member’s Severance Date. Such a Member may delay commencement of his or her distribution to a later date that is not later than his or her Required Beginning Date, but payment automatically shall be made to the Member in a lump-sum in cash as of his or her Required Beginning Date if the Member fails to request a distribution or to elect a form of payment under Section 8.1(a) prior to his or her Required Beginning Date. Notwithstanding Section 8.3, a Member who is an Employee on his or her Retirement Date shall be fully vested in all amounts credited to the Member’s Member Account.
     (a) Once the eligible Member requests a distribution, the entire distributable amount in the Member’s Member Account shall be paid to the Member or the Member’s Beneficiary in the following manner:
          (i) Payment in a lump-sum as soon as practicable after receiving payment instructions from the Member; or
          (ii) Payment in ten (10) or fewer approximately equal annual installments, the first installment being as soon as practicable after such date in each year thereafter, or as soon as practicable thereafter, until the balance has been fully paid; provided, however, that the period of distribution shall not exceed the life expectancy of the Member, or the joint life expectancy of the Member and the Member’s spouse.
     (b) Unless a Member elects in writing to receive the Plan distribution in Stock, the distribution from a Member Account may occur in cash or Stock as determined by the Administrator. If a Member elects to receive the Plan distribution in Stock, cash must be distributed in lieu of any fractional shares of Stock allocated to the Member’s Member Account that are to be distributed in Stock. A Member’s right to elect to receive the Plan distribution in Stock, however, is limited as follows:
          (i) To the extent that a Member’s Member Account is invested in assets other than Stock, including such investments resulting from a diversification election pursuant to Code Section 401(a) (28) and Section 8.16, the Member Account must be distributed in cash.
          (ii) In accordance with Code Section 409(h)(2), if the Company’s charter or bylaws restrict ownership of substantially all shares of Stock to Employees and the Trustee, the Administrator may direct that distribution of a Member’s Member Account be in the form of cash without granting the Member the right to demand distribution in Stock.

     (c) A Member who turns age 70 1/2 as an Employee automatically shall be paid his or her Account in a lump-sum in cash (or in such other form elected by the Member under Section 8.1(a)) as of April 1 of the calendar year following the year in which the Member turned age 70 1/2, unless the Member elects to defer distribution of his or her Member Account. To elect to defer payment, the Member must file a written notice with the Trustee no later than January 31 of the year following the year in which the Member turned age 70 1/2. Notwithstanding the preceding, a Member may not delay commencement of his or her distribution beyond his or her Required Beginning Date.
          (i) A Member who is an Employee and who has elected to defer receipt of all or a portion of the Member’s Account under this Section 8.1(c) may, by notice to the Trustee, request a distribution under Section 8.1(a) not more frequently than annually. The Trustee’s charge for making each such distribution shall be deducted from the distribution.
          (ii) An Employee who is currently receiving distributions after attaining the age of 70 1/2 may elect to terminate such distributions and delay further distributions to a date no later than his or her Required Beginning Date.
     (d) Regardless of any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 8.1 and effective as of January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution (as defined below) in excess of $200 paid directly to an Eligible Retirement Plan (as defined below) specified by the Distributee (as defined below) in a Direct Rollover (as defined below).
          (i) Eligible Rollover Distribution: An Eligible Rollover Distribution is a distribution of all or any portion of the vested balance to the credit of a Distributee, excluding (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (B) a distribution to the extent such distribution is required under Code Section 401(a)(9); (C) except as described below, the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and (D) (I) effective with respect to distributions during calendar year 2000 and 2001, any hardship distribution described in Code Section 401(k)(2)(B)(i)(iv), and (II) effective with respect to distributions on or after January 1, 2002, any distribution that is made upon the hardship of the Member. Notwithstanding the preceding sentence, effective with respect to distributions on or after January 1, 2002, the portion of a distribution that is not includible in gross income shall be considered an Eligible Rollover Distribution if the Direct Rollover is transacted with an Eligible Retirement Plan that is (A) an individual retirement account described in Code Section 408(a), (B) an individual retirement annuity described in Code Section 408(b), or (C) a defined contribution plan constituted as a qualified trust, and for which the trustee agrees to separately account for the amount of the after-tax contribution account so transferred.

          (ii) Eligible Retirement Plan: Provided such plan accepts the Member’s Eligible Rollover Distribution, an Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), and, effective January 1, 2002, tax-sheltered annuity plan described in Code Section 403(b) or an eligible deferred compensation plan described in Code Section 457(b) that is maintained by an eligible employer described in Code Section 457(e)(1)(A). Notwithstanding the preceding sentence, prior to January 1, 2002, with respect to a Distributee who is a surviving spouse of a Participant, the term Eligible Retirement Plan shall mean an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b).
          (iii) Distributee: A Distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.
          (iv) Direct Rollover: A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Distributee.
8.2 Disability Retirement.
          Any Member shall be deemed to have retired from service, and shall accordingly be entitled to the Member’s fully vested Member Account whenever such Member is determined to have a Permanent and Total Disability, as such term is defined in Section 2.1. Such Member shall be entitled to share in the Employer Contributions and Forfeitures for the Plan Year during which the Member terminates employment due to being permanently and totally disabled under the preceding sentence.
8.3 Vesting.
     The vested interest of a Member’s Member Account shall be the percentage of the total amount credited to the Member Account of such Member determined on the basis of the Member’s total number of Years of Service, except as provided in Sections 8.1, 8.5 and 8.6, in accordance with the following vesting schedule:

Years of Service	Vested Percentage
less than 3	0%
3	20%
4	40%
5	60%
6	80%
7	100%

        Notwithstanding the preceding, a Member shall become 100% vested in his or her Member Account upon the earliest to occur while employed by the Employer: his or her Permanent and Total Disability; the occurrence of his or her Retirement Date; or his or her death.
        Upon a Member’s termination of employment, if the Member’s vested interest in the Member’s Member Account is less than the allowable limit imposed by the applicable section of the Code ($5,000 for Plan Years beginning after August 5, 1997), the Administrator shall direct that distribution of the vested interest of the Member’s Member Account to occur as soon as practicable following his or her termination of employment but no later than the end of the second Plan Year following his or her termination of employment. For purposes of this Section, if the value of a terminating Member’s vested interest is zero, such Member shall be deemed to have received a distribution of the Member’s entire benefit under the Plan at the time of the Member’s termination. The value of such Member’s Member Account shall be valued as of the Valuation Date immediately before the distribution and coinciding with or after the Member’s termination.
8.4 Reemployment – Reinstatement of Forfeitures.
        If a Member terminates employment with the Employer and all Affiliated Companies at a time when the Member’s vested percentage under Section 8.3 is less than 100%, the unvested amount of the Member’s Member Account shall become a Forfeiture as of the close of the Plan Year in which the Member’s termination of employment occurs, and shall be allocated in accordance with Section 6.4(b) of the Plan along with other amounts that constitute a Forfeiture for that Plan Year.
        If the terminated Member who experienced a Forfeiture under this Section 8.4 is reemployed as an Employee prior to incurring a Break in Service of at least 60 consecutive months, the Member shall be permitted to have the forfeited balance restored through the process next described. If the Member repays to the Trust Fund the cash amount of the gross distribution, including taxes and other amounts withheld from the distribution, if any, upon the Member’s previous termination of employment, within five (5) years of the date of reemployment, then the amount that the Member forfeited upon the Member’s termination shall be reinstated to the Member. The repaid amount and an amount required to reinstate the Member’s Forfeiture shall become the new balance in the Member’s Account. The amount required to reinstate a reemployed Member’s Forfeiture under the preceding sentence shall be credited to the Member’s Account as soon as reasonably practicable, and it shall be paid from the amounts forfeited by other Members during that year before the reallocation of Forfeitures provided under Section 6.4(b). Notwithstanding any provision of this Section 8.4, a Member who forfeited a portion of his or her Account balance and who incurs a Break in Service of at least 60 consecutive months shall not have any right to reinstatement of the amount forfeited.
        For purposes of determining a Member’s vested interest under Section 8, all Years of Service with the Employer shall be included; provided, however, that if the Employee is reemployed after incurring a Total Break in Service, Years of Service credited to the Employee prior to the Total Break in Service shall not be included in determining the Employee’s vested interest in amounts credited to the Employee’s Account after the Employee’s reemployment.

8.5 Death Benefits.
     (a) If a Member dies while actively employed by an Employer, the Member shall be fully vested in all amounts credited to the Member’s Member Account.
     (b) The entire amount of a Member’s Member Account as of the date such Member died shall be paid as a death benefit to the Beneficiary or Beneficiaries named by the Member in accordance with Section 8.12. If a Member died while actively employed by an Employer and without having received any matching or other employer contributions under the NVR, Inc. Profit Sharing Plan, $10,000 (less applicable tax withholdings) shall be paid immediately as an advance to the Beneficiary or Beneficiaries. However, if the entire amount in such Member’s Member Account as of the date the Employee dies is less than $10,000, the difference between such entire amount and $10,000 shall be paid by the Employer to the Beneficiary or Beneficiaries.
8.6 Discharge for Cause.
     Regardless of any other provision of this Plan to the contrary, if (1) the Employer discharges a Member on grounds of dishonesty, including without limitation, theft, embezzlement, solicitation of bribes, kickbacks, or other illegal payments, or usurpation of corporate opportunity, and (2) such discharge occurs before the fifth (5th) anniversary of such Member’s Employment Date, such Member shall forfeit the entire amount of his or her Member Account and shall be entitled to no benefits under this Plan other than the return of the Member’s own contributions, if any. This Section shall be inapplicable to any vested interest attributable to Top Heavy Plan status.
8.7 Distributions Prior to Termination of Employment.
     Except as provided in Sections 8.1(c) and 8.16, no distribution of any portion of the Member Account of a Member may occur before that Member’s termination of employment with his or her Employer. For purposes of this Section 8.7, a Member is not considered to have terminated employment with (or retired from) the Employer, if the Member is immediately thereafter employed with any other Employer or Affiliate.
8.8 Distribution of Benefits after Termination of Employment.
     A Member may elect that distribution of the vested interest attributable to the Member’s Member Account occur on or after a Valuation Date coinciding with or following the date on which the Member’s employment terminates. Notwithstanding any other provision to the contrary, a Member who terminates employment with no vested interest shall be deemed to have received a distribution of his or her Plan benefits on the date of the Member’s termination.

8.9 Distributions to Alternate Payees.
     (a) Despite any other Plan provisions to the contrary, the Administrator must comply with the terms of a Qualified Domestic Relations Order, as defined in Section 8.9(b). This Plan specifically permits distribution to an Alternate Payee (as defined in Section 8.9(c)) under a Qualified Domestic Relations Order, prior to the earliest distribution date with respect to a Member and regardless of whether or not the Member has attained the Earliest Retirement Age (as defined in Section 8.9(d)) if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the Alternate Payee to authorize an earlier distribution; and (2) if the present value of the Alternate Payee’s benefits under the Plan exceeds the allowable limit imposed by the applicable section of the Code ($5,000 for Plan Years beginning after August 5, 1997), the order requires the Alternate Payee’s consent to any distribution occurring prior to the earliest distribution date with respect to a Member and prior to the Member attaining Earliest Retirement Age. Nothing in this Section 8.9 shall give a Member a right to receive a distribution at any time otherwise not permitted under the Plan, nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan. If the Member whose benefit is subject to a Qualified Domestic Relations Order dies before the date on which the Member attains or would have attained the Earliest Retirement Age, the Alternate Payee is entitled to benefits only if the order requires survivor benefits to be paid. For purposes of the two preceding sentences, the amount to be paid to the Alternate Payee is computed by using the benefit that would be payable to the Member if the Member had retired on the date on which payment is to begin under that order. The payment of early retirement benefits with respect to a Member who has not yet retired is not to be considered to violate the no-increased-benefits provision in this Plan’s definition of a Qualified Domestic Relations Order. The Committee must establish reasonable procedures for determining the qualified status of a Domestic Relations Order (as defined in Section 8.9(e)) and for administering distributions under a Qualified Domestic Relations Order. The Committee must also promptly notify the Member and each Alternate Payee that it received the order and also notify them of the procedures for determining the order’s qualified status. Within a reasonable period (as defined by Treasury regulations) after it receives a Domestic Relations Order, the Committee must determine whether the order is a Qualified Domestic Relations Order and notify the Member and each Alternate Payee of the determination.
     (b) “Qualified Domestic Relations Order” refers to a Domestic Relations Order that satisfies the conditions in clauses (i) through (v).
          (i) The order creates or recognizes the right of an Alternate Payee to receive all or a portion of the benefit payable with respect to the Member under the Plan or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable to the Member under the Plan.
          (ii) The order clearly specifies: the name and last known mailing address of the Member and the name and mailing address of each Alternate Payee; the amount or percentage of distribution to be determined; the number of payments or period to which the order applies; and each plan to which the order applies.

          (iii) The order does not require the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan.
          (iv) The order does not require the Plan to provide increased benefits. A Domestic Relations Order does not require the Plan to provide increased benefits if it does not provide for the payment of benefits in excess of the actuarial equivalent of the benefits to which the Member would be entitled in the absence of the Qualified Domestic Relations Order.
          (v) The order does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order determined previously to be a Qualified Domestic Relations Order.
     (c) “Alternate Payee” refers to a Member’s spouse, former spouse, child, or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to that Member.
     (d) “Earliest Retirement Age,” for purposes of Qualified Domestic Relations Orders and according to Section 414(p)(4)(B) of the Code, means the earlier of the date on which the Member is entitled to a distribution under the Plan and the later of the date on which the Member attains age 50 or the earliest date on which the Member could begin receiving benefits under the Plan if the Member separated from service.
     (e) “Domestic Relations Order” means any Judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Member.
8.10 Distribution for Minor Beneficiary.
     In the event a distribution is to be made to a minor Beneficiary, then the Administrator may, in its sole discretion, direct that distribution occur to the legal guardian, or if none, to a parent of that Beneficiary or a responsible adult with whom the Beneficiary maintains his or her residence or to the custodian for the Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if permitted by the laws of the state in which the Beneficiary resides. A payment to the legal guardian, parent, or custodian of a minor Beneficiary fully discharges the Trustee, the Administrator, the Committee, the Company, the Employers, and the Plan from further liability on account of the distribution.

8.11 Proof of Death and Right of Beneficiary or Other Person.
     The Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive any amounts distributable under Section 8 as the Administrator may deem proper, and the Administrator’s determination of death and of the right of any Beneficiary or other person to receive payments under the Plan is conclusive.
8.12 Designation of Beneficiary.
     (a) Unless the NVR, Inc. Profit Sharing Plan has been terminated and there is no successor plan, the Member’s Beneficiary shall be the Member’s Beneficiary determined under the terms of the NVR, Inc. Profit Sharing Plan. If the NVR, Inc. Profit Sharing Plan has been terminated and there is no successor plan, each Member may designate in writing a Beneficiary in accordance with this Section 8.12. Such designation must be made in a form satisfactory to the Administrator, provided, however, that a Member who is married and who wishes to designate a primary Beneficiary other than the Member’s spouse shall furnish the Necessary Spousal Consent of the Member’s spouse thereto in such form as may be required by the Committee. This spousal consent must be in writing and must be acknowledged by a notary public unless otherwise specified by law or regulation. Subject to the requirements of this Section 8.12, any Member may at any time revoke the Member’s designation of a Beneficiary or change the Member’s Beneficiary by filing written notice of that revocation or change with the Administrator.
     (b) If no valid Beneficiary designation is in effect at the time of the Member’s death and all or a portion of the vested portion of the Member’s Account remains undistributed, payment will be made to the Member’s surviving spouse, or, if none, to the Member’s estate.
     (c) “Necessary Spousal Consent” exists if: (1) the Member’s spouse consents in writing to the waiver of the death benefits under the Plan and designation of a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse’s consent expressly permits designations by the Member without any further spousal consent); (2) the spouse’s consent acknowledges the effect of the waiver; and (3) the spouse’s consent is witnessed by a plan representative or notary public. If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed to constitute necessary spousal consent. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Member without any requirement of further consent by the spouse must be acknowledged that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Member without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

     (d) Any death benefit payable under this Plan as a result of a Member’s death shall be paid to the Member’s Beneficiary or Beneficiaries in a lump-sum. Notwithstanding the preceding, benefits may be distributed over a longer period of time to a Member’s Beneficiary if such Member elected such distribution period in an effective election made prior to January 1, 1984. Death benefit payments shall be made, or in the case of the preceding sentence shall commence, as soon as practicable after the date the Member died.
8.13 Amendments and Modifications Relating to Vesting.
     A Member’s vested interest shall not be reduced as a result of any direct or indirect amendment to this Section 8. In the event that the vesting schedule set forth in Section 8.3 is amended or modified, a Member with at least three Years of Service as of the expiration date of the “election period” described in this Section may elect to continue to be subject to the vesting schedule in effect prior to such amendment. If a Member fails to make such an election, then the Member shall be subject to the new vesting schedule. The Member’s “election period” shall commence on the date of adoption of the amendment and shall end 60 days after the latest of: (i) the adoption date of the amendment; (ii) the effective date of the amendment; or (iii) the date the Member receives written notice of the amendment from the Employer or the Administrator.
8.14 Option To Require Employer To Purchase Stock.
     If any Stock distributed pursuant to this Plan is not “readily tradable on an established securities market” (as defined below) at the time distributed, then the recipient of those shares of Stock has the right during the Put Option Period (as defined below) to require the Employer, by notice in writing to the Employer within the applicable Put Option Period, to purchase the shares of Stock at a price equal to the fair market value of those shares, determined in accordance with Section 4.2 as of the Valuation Date coinciding with or immediately preceding the date of the purchase. In addition, the Plan shall have the option, but shall not be required, to purchase the Stock from a Member exercising his or her put right.
     For purposes of this Section 8.14, the term “Put Option Period” means (i) the sixty day period beginning on the date following the date of the distribution of the shares of Stock, and (ii) sixty days during the following Plan Year, which second sixty-day period is to be designated by the Employer in accordance with Code Section 409(h)(4) and the regulations thereunder, provided, however, that such second sixty-day period must not begin before (X) the first Valuation Date following termination of the initial sixty-day period set forth in (i) above and (Y) written notice to the Member of the value of the shares of Stock determined as of the Valuation Date. The “Put Option Period” does not include any time during which the Employer is prohibited by applicable federal or state law from honoring its obligations under this Section 8.14. Shares of Stock will be considered not “readily tradable on an established securities market” if the shares either are not traded on a national securities exchange or quoted on a system sponsored by a national securities association, or are subject to a restriction under any federal or state securities law, any regulation thereunder, or any agreement affecting the shares that renders such shares less freely tradable than would be the case if the restriction did not exist.

     The put option right provided for in this Section 8.14 is exercisable only by a Member, the Member’s Beneficiary, the donee of a Member or Beneficiary (but only with respect to shares of Stock received as a gift by such donee), or the person (including an estate or a distributee thereof) to whom shares of Stock pass as the result of the death of the Member or the Member’s Beneficiary. The Plan has a first right of refusal (but no obligation) to purchase any shares of Stock tendered to the Employer or the Company, pursuant to this Section 8.14. The Employer or the Company (or the Plan, in the event that the Plan exercises its right described in the immediately preceding sentence) shall have the right, in its sole and absolute discretion, to elect to pay the purchase price for any shares of Stock that were distributed as part of a total distribution (within the meaning of Code Section 409(h)(5)) and are purchased pursuant to this Section 8.14, in a single lump sum or in substantially equal annual installments over a period beginning not later than thirty days after the exercise of the put option right provided for in this Section 8.14 and not exceeding five years, with interest payable at a reasonable rate (as determined by the Employer, or in the event the Plan elects to purchase such shares, the Administrator) on any unpaid installment balance. If the Employer or the Company (or the Plan, in the event that the Plan exercises its right described above) is required to purchase Stock pursuant to this Section 8.14 that was distributed as part of an installment distribution, the payment of the purchase price for the Stock must occur in a single lump sum not later than thirty days after the exercise of the put option right provided for in this Section 8.14.
8.15 No Other Rights To Put or Call Stock.
     Except as set forth in Section 8.14, and except as otherwise required by applicable federal or state law, no shares of Stock acquired with the proceeds of an Acquisition Loan are subject to any put, call, or other option, or any buy-sell or similar agreement, either while held by the Plan or when distributed by the Plan, irrespective of whether or not the Plan then qualifies as an “employee stock ownership plan” under Code Section 4975(e)(7). Notwithstanding anything to the contrary contained in this Plan, this Section 8.15 and the rights and protections afforded Members and Beneficiaries under Section 8.14 are not subject to termination, amendment, or modification insofar as those provisions apply to shares of Stock acquired with the proceeds of one or more Acquisition Loans.
8.16 Distributions to Qualified Members.
     (a) Each Qualified Member (as defined in Section 8.16(c)) may elect annually within ninety days after the close of each Plan Year in the Qualified Election Period (as defined in Section 8.16(d)) to withdraw not more than 25 percent of the amounts credited to the Member Account of that Qualified Member as of the last day of the Plan Year (taking into account in applying the 25 percent limitation any amounts previously withdrawn pursuant to this Section 8.16); provided, however, that in the case of the Plan Year with respect to which the Qualified Member can make his or her last withdrawal election pursuant to this Section 8.16, this sentence must be applied by substituting “50 percent” for “25 percent”. Any election pursuant to this Section 8.16 must be in writing, on a form or forms supplied by the Administrator, and must be received by the Employer not later than ninety days after the close of the Plan Year to which the election relates. A Qualified Member’s Member Account shall be adjusted to reflect distributions pursuant to this Section 8.16.

     (b) Unless otherwise elected by the Qualified Member in accordance with the this Section 8.16(b), distributions from the Member Account of a Qualified Member pursuant to this Section 8.16 must be made in whole shares of Stock, except that cash will be distributed in lieu of any fractional shares. A Qualified Member may elect in writing on the election form described in Section 8.16(a) to receive all or a portion of the amounts withdrawn from the Qualified Member’s Member Account pursuant to this Section 8.16 in cash. Distributions of amounts withdrawn pursuant to this Section 8.16, whether in shares of Stock or cash, shall be made no later than ninety days after the close of the period during which the withdrawal election may be made.
     (c) For purposes of this Section 8.16, the term “Qualified Member” means any Member who has completed at least ten years of participation under the Plan and has attained age 55.
     (d) For purposes of this Section 8.16, the term “Qualified Election Period” means the six Plan Year period beginning with the first Plan Year in which the Member first became a Qualified Member.
8.17 Distribution from Member Accounts of Cash Dividends on Stock.
     To the extent determined by the Administrator on or before the 90th day following the close of each Plan Year (the “Distribution Date”), cash dividends on Stock (which dividends have been paid and allocated to Member Accounts during the Plan Year) shall be distributed to Members in cash on or before the Distribution Date. Appropriate charges shall be made to Member Accounts to reflect the distribution of cash dividends.
9. ACCOUNTS AND RECORDS OF THE PLAN
     The Administrator must maintain the accounts and records of the Plan, and the accounts and records must accurately disclose the status of the Member Account of each Member. Each Member shall be advised from time to time, at least once each Plan Year, of the balance of that Member’s Member Account.

10. PROFIT SHARING COMMITTEE
10.1 Membership.
     The Company is the Administrator and named fiduciary (as defined in ERISA), and is responsible for the general management and administration of the Plan, including all fiduciary decisions relating to the management and administration of the Plan. The Company will act through the Profit Sharing Committee which shall consist of such persons as may be designated from time to time by the Board of Directors. The Board of Directors shall have the power to change the membership of the Committee at any time and from time to time hereafter. The Committee at all times shall consist of not fewer than three (3) individuals who must be employees or officers of the Employer. If a Committee member ceases to be an employee or officer of the Employer, the Committee member shall, as of the effective date of termination with the Employer, automatically cease membership on this Committee. Members of the Committee shall not be considered fiduciaries with respect to the Plan. Any member of the Committee may resign at any time by delivery of a written notice of resignation to the chairman or secretary of the Board of Directors. Vacancies shall be filled promptly by persons appointed by the Board of Directors; any vacancy remaining unfilled for a period of forty (40) days may be filled by action of the Chairman of the Board or Chief Executive Officer of the Company. Members of the Committee shall not independently exercise any discretionary responsibility or authority with respect to the Plan.
10.2 Majority Vote.
     The action of the Committee shall be determined by the vote or other affirmative expression of a majority of its members.
10.3 Chairman, Secretary, Signature.
     The Board of Directors shall appoint a chairman and a secretary of the Committee, who shall be members of the Committee, and may designate other positions within the membership of the Committee. The chairman or secretary may execute all documents on behalf of the Committee. Any document so executed shall be conclusive in favor of any party acting in reliance on it.
10.4 Regulations, Records.
     The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. The secretary shall keep minutes of the Committee’s proceedings and all dates, records, accounts and documents pertaining to the administration of the Plan. No Member or Beneficiary shall have any right to inspect any such records, except that the Committee may, upon request of a Member, make available the record of such Member’s Member Account.

10.5 Powers and Duties.
     Other than the administration of the Trust, with which the Trustee shall be charged to the extent provided in the Trust Agreement, the Company shall have complete control of the administration of this Plan, with all powers necessary to enable it properly to carry out its duties in that respect. The Committee, on behalf of the Company, shall have power to interpret this Plan, and any ambiguities arising hereunder, and to determine all questions that may arise hereunder. It shall determine all questions relating to the eligibility of an Employee to participate in this Plan and the amount of benefit to which a Member may become entitled hereunder. All disbursements by the Trustee, except for the ordinary expense of administration of the Trust Fund, shall be made only in accordance with the direction of the Committee as evidenced in writing and signed by the chairman or secretary of the Committee. By way of specification and not in limitation, the Committee is authorized:
     (a) To enact uniform and nondiscriminatory rules and restrictions to carry out the provisions of the Plan;
     (b) To make any finding of fact necessary or appropriate for any purpose under the Plan, including, but not limited to, the determination of eligibility for and the amount of any benefit under the Plan;
     (c) To interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies or omissions by general rule or particular decision;
     (d) To conduct the day to day administration of the Plan;
     (e) To set uniform policies in order that the Plan may be operated in a nondiscriminatory manner;
     (f) To evaluate administrative procedures;
     (g) To establish reasonable procedures to determine the qualified status of a domestic relations order as provided in Code Section 414(p) which relates to the Plan, and to administer distributions under such orders;
     (h) To receive and request from the Members and Beneficiaries such information and factual materials as may be necessary for the proper administration of the Plan;
     (i) To compute the amount of benefits payable hereunder to any Member, former Member or Beneficiary;
     (j) To authorize all disbursements by the Trustee; and

     (k) To give instructions to the Trustee as provided in the Trust Agreement and to the Investment Manager as provided in the agreement with such Investment Manager.
     The decision of the Committee upon all matters within the scope of its authority shall be conclusive and binding on all parties and will not be overturned unless found to be arbitrary and capricious by a court of law.
10.6 Appointment of Agents.
     The Committee may appoint such accountants, counsel, specialists, and other agents as it deems necessary or appropriate in connection with the administration of the Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company. The Committee shall be entitled to rely conclusively upon, and shall be fully protected by the Employer in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any accountants, counsel or other specialists.
10.7 Expenses.
     All expenses of the Committee connected with its administration of the Plan, including the reasonable fees, expenses, and charges of any independent contractor, or agent appointed pursuant to Section 10.6, shall be paid from the Trust Fund unless otherwise paid by the Employer.
10.8 Member Not to Vote on Own Participation.
     A member of the Committee shall not vote on any question relating solely to the Member’s own participation in the Plan, although this limitation shall not apply as to any vote that may be taken which may incidentally affect a member of the Committee along with other members. In the event that the remaining members of the Committee are unable to come to a determination of any such question by majority vote thereof, the same shall be determined by the Chairman of the Board or President of the Company, acting ex officio.
10.9 Employer to Furnish Information.
     Upon request of the Committee, the Employer shall furnish such information in its possession as will aid the Committee in the performance of its duties hereunder. The officers and employees of the Employer are hereby authorized and directed to make available to the Committee upon its request such information as the Employer may have.
10.10 Indemnification.
     The Employer shall indemnify and hold each of the members of the Committee and its duly constituted agents harmless from the effects and consequences of their acts and conduct, except to the extent that such effects and consequences flow from their own willful misconduct.

10.11 Claims Procedure.
     (a) Claim for Benefits. If a claim for any benefits under the Plan is wholly or partially denied, the chairman of the Committee shall provide written notice of such denial to the claimant within sixty (60) days after receipt of the claim. Such notice shall contain (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (4) an explanation of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring civil action under ERISA Section 502(a).
     (b) Review Procedure. Within ninety (90) days after receipt of a written notice of denial, the claimant may file with the chairman of the Committee a written request for review of the chairman’s decision. At the time a request for review is filed, the claimant or the Member’s duly authorized representative may submit issues and comments in writing and may review any pertinent documents. The review shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination. The claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records or other relevant information. Within sixty (60) days after receipt of a request for review, the entire Committee shall render a written decision to the claimant, containing the reasons for the decision and specific references to the pertinent plan provisions on which the decision is based.
     (c) Exhaustion of Remedies. No legal action with respect to a claim for benefits under the Plan shall be instituted unless the claimant shall have first exhausted the claims procedure set forth in this Section 10.11.

11. CONTROL AND MANAGEMENT OF ASSETS
11.1 Custody of Assets.
     All assets of the Plan must be held in the Trust by the Trustee pursuant to a Trust Agreement not inconsistent with the Plan or the provisions of applicable law, including ERISA.
11.2 Duties of Trustee.
     The Trustee has the exclusive authority and discretion to control and manage the Trust Fund.
11.3 Delegation of Responsibilities of the Board of Directors.
     (a) The Board of Directors may delegate its duties and responsibilities for control and management of Plan assets and may designate either named fiduciaries or persons other than named fiduciaries to carry out those duties and responsibilities. Any such resolution must be in writing and must:
          (i) specifically identify the person or persons (by name or office) to whom a duty is delegated, and
          (ii) specifically identify the nature and scope of the duty delegated.
     (b) To the extent a duty or responsibility is delegated in accordance with Section 11.3(a), neither the Employer, the Board of Directors, nor any member of the Board of Directors (who is not the person to whom the duty is delegated) is liable for an act or omission of the person or persons carrying out that duty or responsibility except to the extent that the Board of Directors or member(s) thereof (other than the person to whom the responsibility is delegated) (i) violated its responsibility hereunder with respect to making the delegation or permitting the delegation to continue, (ii) knowingly participated in or attempted to conceal a known breach, or (iii) having knowledge of such a breach, failed to make reasonable efforts under the circumstances to remedy the breach.
     (c) A named fiduciary or other person to whom a responsibility or duty of the Board of Directors is delegated in accordance with the procedure set forth above shall be responsible only for the performance of that responsibility or duty according to the terms of the delegation and shall not be liable for the act or omission of any other person with respect thereto unless:
          (i) by the delegated person’s failure to properly administer its specific responsibility it has enabled such other person to commit a breach of fiduciary responsibility;

          (ii) the delegated person knowingly participates in, or knowingly undertakes to conceal, an act or omission of another person, knowing such act of omission to be a breach; or
          (iii) having knowledge of the breach of another, the delegated person fails to make reasonable efforts under the circumstances to remedy the breach.
     (d) A named fiduciary to whom a fiduciary responsibility of the Board of Directors has been delegated may designate persons other than a named fiduciary to carry out those fiduciary responsibilities. Any such designation must be made in the manner described in Section 11.3(a). To the extent such designations occur, the named fiduciary making the designation is not liable for an act or omission of the person carrying out the delegated responsibilities, except to the extent provided in Section 11.3(b) in the case of the responsibility of the Employer or the Board of Directors for the acts or omissions of persons to whom its responsibilities are allocated or delegated.
     (e) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

12. AMENDMENT AND TERMINATION
12.1 Future of Plan.
     While it is the intention of the Company to continue the Plan indefinitely, the Company has the right to terminate the Plan at any time or to amend the Plan at any time and from time to time by action of the Board of Directors; provided, however, that no such amendment or termination is effective that attempts to transfer or permit the transfer of assets of the Plan to purposes other than for the exclusive benefit of Members and their Beneficiaries or that causes or permits any assets of the Plan to revert to or become the property of the Employers prior to the satisfaction of all liabilities of the Plan; and provided, further, that upon the merger, consolidation, or reorganization of the Company or the Employer with one or more other corporations in which the Company or that Employer is not the surviving corporation, the Plan shall be continued by the Company or that Employer or the successor thereof during the remaining term of any Acquisition Loan outstanding on the date of such merger, consolidation, or reorganization, and the surviving corporation shall continue to make debt-service payments due on such Acquisition Loan without regard to any cash proceeds that may be received by the Plan in connection with that merger, consolidation, or reorganization.
12.2 Continued Qualification of Plan.
     Notwithstanding anything in this Plan to the contrary, the Board of Directors may make any and all modifications to the Plan and Trust Agreement that the Board of Directors shall deem necessary or appropriate in order to qualify the Plan and Trust Agreement, and to keep the Plan and Trust Agreement qualified, under the applicable provisions of the Code and the applicable regulations promulgated thereunder or any amendment to the Code or such regulations, or to cause the Plan to satisfy the requirements of Code Sections 4975(d) (3) and 4975(e)(7) and the applicable provisions of ERISA relating to employee stock ownership plans.
12.3 Termination of Plan.
     In the event that the Plan is terminated or partially terminated or in the event of a complete discontinuance of contributions by the Employer, the rights of all Members (or those Members so affected in the case of a partial termination) to benefits accrued under the Plan as of the date of such termination, partial termination, or discontinuance of contributions shall be nonforfeitable, and after providing for the expenses and other liabilities of the Plan, the remaining assets of the Plan shall be allocated by the Trustee.
12.4 Merger or Consolidation or Transfer.
     No merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to or from, any other plan may occur unless each Member in the Plan would be entitled to receive a benefit immediately after that merger, consolidation, or transfer (if the Plan had then terminated) that is equal to or greater than the benefit that the Member would have been entitled to receive immediately before that merger, consolidation, or transfer (if the Plan had then terminated).
12.5 Additional Employers.
     This Plan may be adopted by any corporation or other business entity which is acceptable to the Company, and which shall assume the obligations of the Trust Agreement by executing a proper supplemental agreement with the Company and the Trustee.

13. TOP HEAVY PROVISIONS
13.1 Definitions.
     For the purpose of this Section 13, the following definitions shall apply:
     (a) “Determination Date” means the last business day of the preceding Plan Year.
     (b) “Key Employee” means any Employee or former Employee (and the Beneficiary of any such Employee) who at any time during the Plan Year containing the Determination Date or the four proceeding Plan Years, is or was (1) an officer of the Company whose annual Compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A) for the calendar year in which such Plan Year ends, (2) an owner (or considered as owning within the meaning of Code Section 318) of one of the ten (10) largest total interests in the Company which exceed a one-half percent interest and also having annual Compensation greater than the dollar amount in effect under Code Section 415(c)(1)(A), (3) a Five Percent Owner, or (4) a One Percent Owner who received annual Compensation of more than $150,000 from an Affiliated Company. For purposes of determining Five Percent and One Percent Owners, neither the constructive ownership rules of Code Section 318 nor the aggregation rules of Code Sections 414(b), (c) and (m) shall apply. Effective for Plan Years ending after December 31, 2001, Key Employee means an Employee or former Employee (including any deceased Employee) who at any time during the Plan Year containing the Determination Date was an officer of the Company whose Compensation is greater than $130,000 (as adjusted under Code Section 416(i)(1)), a Five Percent Owner, or a One Percent Owner having Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
     For purposes of this definition, no more than the lesser of (1) 50 employees or (2) the greater of (x) ten percent (10%) of the employees of the Affiliated Companies or (y) three (3) such employees shall be treated as officers; provided, however, that in the event that this limitation applies, those individual officers who had the highest one-year compensation during the five (5) years preceding the Determination Date shall be considered as officers. For purposes of clause (2) of this definition, if two Employees have the same interest in the Company, the Employee having the greater annual Compensation shall be treated as having a larger interest. Also, inherited benefits will retain the character of the benefits of the Employee who performed services for the Company. The Committee shall determine which participants are Key Employees in accordance with Code Section 416(i)(1) and the regulation thereunder.
     For Plan Years beginning after December 31, 2001, the term “Key Employee” does not include any former Employee who has not performed services as an Employee during the one-year period ending on the Determination Date.

     (c) “Permissive Aggregation Group” means any plan of any Affiliated Company which is not included in the definition of a Required Aggregation Group provided such group continues to meet the requirements of Code Section 401(a)(4) and Code Section 410.
     (d) “Required Aggregation Group” means (i) each plan of an Affiliated Company in which a Key Employee is a member, and (ii) each other plan of an Affiliated Company which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or Code Section 410.
     (e) “Super Top Heavy” has the same meaning as Top Heavy except that 90% is substituted in place of 60%. If the Plan is Super Top Heavy in any Plan Year, it shall also be Top Heavy in such Plan Year.
     (f) “Top Heavy” means the status of the Plan in any Plan Year in which the Top Heavy Ratio as of the Determination Date exceeds 60%. If any Employer maintains another qualified plan, such other plan is required to be taken into account in determining the Top Heavy Ratio only if it is a part of the Required Aggregation Group. If any Employer maintains a qualified plan which is part of the Permissive Aggregation Group, such plan will be taken into account in determining the Top Heavy Ratio of the group of plans at the sole discretion of the Employer.
     (g) “Top Heavy Ratio” means a fraction, the numerator of which is the sum of the present value of the Member Accounts of all Key Employees as of the Determination Date, the contributions due to the Member Accounts of all Key Employees as of the Determination Date, and distributions made to Key Employees during the five-year period immediately preceding the Determination Date; and the denominator of which is the sum of the Determination Date, the contributions due to the Member Accounts as of the Determination Date, and distributions made to all Members during the five-year period immediately preceding the Determination Date; provided, however, that for the purpose of this Section 13.1(g), the term Member shall not include a former Key Employee who is no longer a Key Employee at the time to which such calculation relates, or a Beneficiary of such a former Key Employee, and the term distributions shall not include a rollover contribution made to another Plan, or a rollover contribution accepted before January 1, 1984 from any Plan not maintained by an Affiliated Company. For purposes of this Section 13.1(g), the Member Account balances (whether or not a Key Employee) shall not be taken into account if such Member received no Compensation from any Affiliated Company during the one-year period ending on the Determination Date.
     For Plan Years beginning after December 31, 2001, the numerator of the Top Heavy Ratio fraction shall equal the sum of the percent value of the Accounts of all Key Employees as of the Determination Date, the contributions due to the Accounts of all Key Employees as of the Determination Date, distributions made to Key Employees on account of a separation from service, death or disability during the five-year period immediately preceding the Determination Date, and all other distributions made to all Key Employees during the one-year period immediately preceding the Determination Date.

13.2 Top Heavy Plan Year Vesting.
     Notwithstanding any provision in Section 8.3 to the contrary, if the Plan is Top Heavy during any Plan Year, the following vesting schedule shall apply for such Top Heavy Plan Year: 20% after two (2) full Years of Service; and 20% for each of the next four (4) full Years of Service thereafter. If the Plan is not Top Heavy in a Plan Year subsequent to being a Top Heavy Plan, any vested balance shall remain vested, and any Member with five (5) or more Years of Service shall have the option of remaining under such Top Heavy vesting schedule; a Member shall exercise such option by filing an effective election with the Committee. The period for making such election shall begin on the first day of the Plan Year subsequent to being a Top Heavy Plan and shall end no earlier than the later of sixty (60) days after:
     (a) The first day of the Plan Year subsequent to being a Top Heavy Plan, or
     (b) The day the Plan Member is issued notice by the Committee.
13.3 Top Heavy Plan Year Contribution.
     For any Plan Year for which the Plan is determined to be a Top Heavy Plan, the Employer must contribute to the Plan on behalf of each Member who is a Non-Key Employee and who is employed by the Employer on the last day of the Plan Year an amount that when added to the sum of the Amount of the Employer Contribution allocated to the Member for that Plan Year under Section 6.4 and the amount of employer contributions allocated to the Member for the Plan Year under all other Defined Contribution Plans (as defined in Section 6.5(a)(iii)), must be not less than three percent of the Member’s compensation (within the meaning of Code Section 415) for the Plan Year; provided, however, that if the amount of the Employer Contribution and the amount of employer contributions and forfeitures under all other such Defined Contribution Plans for the Plan Year allocated to each Member who is a Key Employee is less than three percent of the Member’s compensation (within the meaning of Code Section 415) for the Plan Year, then the Employer shall contributed to the Plan for the Plan Year on behalf of each Member who is a Non-Key Employee and who is employed by the Employer on the last day of the Plan Year an amount that when added to the sum of the Amount of the Employer Contribution allocated to the member for that Plan Year under Section 6.4 and the amount of employer contributions allocated to the Member for the Plan Year under all other Defined Contribution Plans (as defined in Section 6.5(a)(iii)), must not be less than a percentage of the Member’s compensation (within the meaning of Code Section 415) for that Plan Year for the Key Employee for whom the ratio is the highest. All amounts contributed to the Plan pursuant to this Section 13 on behalf of a Member must be credited to the Member’s Member Account as provided for in Section 6.4.

14. MISCELLANEOUS
14.1 Representations to Fiduciaries.
     Any person who is a fiduciary to this Plan is entitled to rely on representations made by Members, Employees, and Beneficiaries about age and other personal facts, unless that fiduciary knows those representations to be false.
14.2 Standard of Fiduciary Conduct.
     Each fiduciary must discharge his or her duties and responsibilities for the Plan solely in the interest of the Members and Beneficiaries of the Plan and according to the terms hereof, for the exclusive purpose of providing benefits to Members and their Beneficiaries, with the care, skill, prudence, and diligence under the circumstances prevailing from time to time that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.
14.3 Limitation on Liability.
     The duties and responsibilities allocated to each fiduciary under the Plan are several and not joint responsibility of each, and no such fiduciary is liable for the act or omission of any other fiduciary unless:
     (a) by one fiduciary’s failure to properly administer its specific responsibility it has enabled that other person to commit a breach of fiduciary responsibility;
     (b) one fiduciary knowingly participates in or knowingly undertakes to conceal an act or omission of another person, knowing the act or omission to be a breach; or
     (c) having knowledge of the breach of another, the fiduciary fails to make reasonable efforts under the circumstances to remedy the breach.
14.4 Notice of Address.
     Each person entitled to benefits under the Plan must file with the Administrator, in writing, the person’s mailing address and each change of mailing address. Any communication, statement, or notice addressed to the person at the indicated address is deemed sufficient for all purposes of the Plan, and there shall be no obligation on the part of the Employers, the Administrator, or the Trustee to search for or to ascertain the location of that person.
14.5 Fund To Be for the Exclusive Benefit of Members.
     The Employer Contributions and Matching Contributions to the Trust Fund must be for the exclusive purpose of providing benefits to the Members and their Beneficiaries, and no part of the Trust Fund shall revert to the Employers, except as listed in paragraphs (a) and (b).

     (a) If any part or all of the Employer Contribution is disallowed as a deduction under Code Section 404 for the Employers, then, except as provided in Section 4.3 to the extent of that disallowance it may be returned to the contributing Employers within one year after the disallowance.
     (b) If the Internal Revenue Service refuses to issue or after the expiration of 270 days following the submission of a request for a determination has failed to issue an initial determination letter stating that the Plan as contained herein meets the requirements of Code Section 401(a), the Employers are entitled to receive a return of all Employer Contributions made hereunder. Any such request for a return of Employer Contributions must be made by the Employer within one year after the refusal or failure to issue the initial determination.
14.6 Restrictions on Alienation.
     Except with respect to the creation, assignment, or recognition of a right to a benefit payable with respect to a Member pursuant to a Qualified Domestic Relations Order (as defined in Code Section 414(p)), no benefit payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such benefit shall be in any manner liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person nor shall it be subject to attachment or legal process for or against any person, and the same shall not be recognized under the Plan, except to the extent as may be provided pursuant to a Qualified Domestic Relations Order or otherwise required by law.
     Notwithstanding the foregoing, the Employer may direct the Trustee to reduce a Member’s Plan Benefit by amounts the Member is ordered or required to pay the Plan, without otherwise violating the provisions of this Section, where such order or requirement (i) arises under a judgment of conviction entered into on or after August 5, 1997 for a crime involving the Plan, under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation of part 4 of subtitle B of title I of ERISA or under a settlement entered into on or after August 5, 1997 with the Department of Labor asserting a violation of part 4 of subtitle B of title I of ERISA; and (ii) the judgment, order, decree or settlement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Member’s Plan Account.

14.7 No Enlargement of Employee Rights.
     Nothing contained in the Plan is deemed to give an Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge or retire any Employee at any time.
14.8 Headings.
     The headings of the Plan are inserted for convenience of reference only and have no effect upon the meaning of the provisions hereof. In case of any conflict, the text, rather than such titles or headings, shall control.
14.9 Governing Law.
     To the extent not preempted by ERISA or other federal law, the provisions and validity and construction of this Plan are subject to and governed by the laws of the Commonwealth of Virginia (excluding the choice of law rules thereof).
14.10 Gender and Number.
     Whenever used herein, a masculine pronoun is deemed to include the feminine pronoun, a singular word is deemed to include the singular and plural, and a plural word is deemed to include the singular and plural in all cases where the context requires.
14.11 Internal Revenue Service Approval.
     The Plan, as set forth herein, shall be submitted to the Internal Revenue Service for, and is contingent upon receipt of, an initial determination that the Plan qualifies as a stock bonus plan under Code Section 401(a) and an employee stock ownership plan under Code Section 4975(e)(7) and that the related trust qualifies for tax-exempt status under Code Section 501(a).
14.12 Rights of Prior Employees.
     The provisions of this Plan shall apply only to Employees who terminate employment on or after the Effective Date. The rights and benefits, if any, of an Employee whose employment terminated prior to the Effective Date shall be determined in accordance with the prior provisions of the Plan in effect on the date the Member’s employment terminated.
14.13 Satisfaction of Claims.
     Any payment to any Member, or to the Member’s legal representative or Beneficiary, in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, the Committee, and the Employer, any of whom may require such Member, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be.

14.14 Cy Pres.
     In case it becomes impossible for the Employer, the Committee, or the Trustee to perform any act under this Plan, that act shall be performed which in the judgment of the Committee will most nearly carry out the intent and purpose of this Plan.
14.15 Counterparts.
     This Plan may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.
14.16 Interpretation.
     It is intended that rules governing eligibility and participation under this Plan and the NVR, Inc. Profit Sharing Plan be the same, and the terms of this Plan should be construed to accomplish this intention.

     This Plan is executed this 24 day of October 2002.
NVR, INC.
By: /s/ Dennis M. Seremet
Its: Vice President and Controller